UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2007

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

AMETEK's restricted stock grants provide for full vesting after four years, or immediate vesting if the closing price of our common stock during any five consecutive trading days reaches 200 percent of the price of our common stock on the date the restricted stock award was granted.

The September 22, 2004 restricted stock awards were granted at AMETEK's common stock closing price of $20.21 (on a split adjusted basis) and were subject to immediate vesting if AMETEK's stock closed at or above $40.42 for five consecutive trading days. This grant, which totaled 199,042 shares, achieved the market performance vesting target on July 9, 2007 when AMETEK's stock price closed at $41.01 per share, its fifth consecutive trading day closing at or above $40.42.

Participants who vested in this award are subject to income tax withholding on the value of their restricted stock at the date of vesting. Most participants, including all filers under Section 16(a) of the Securities Exchange Act of 1934, are disposing of shares to satisfy these tax withholding obligations.

In the third quarter of 2007, the Company will record an immaterial charge to earnings related to this accelerated vesting event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

July 10, 2007	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President & Comptroller